UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 7, 2006

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
250 Rittenhouse Circle Bristol, PA 19007 (Address of principal executive offices)
(215) 785-4000 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On April 7, 2006, the Compensation Committee of the Board of Directors (the "Committee") of Jones Apparel Group, Inc. (the "Company") approved performance measures and target and maximum bonuses applicable to the payment of cash bonuses under the Company's Executive Annual Incentive Plan for the 2006 fiscal year to the following four executive officers: Peter Boneparth, Wesley R. Card, Rhonda J. Brown and Ira M. Dansky (the "Executive Officers"). In addition, on April 7, 2006, the Committee approved the corporate performance targets applicable to the vesting of performance vesting restricted stock granted to the Executive Officers on March 6, 2006 under the Company's 1999 Stock Incentive Plan.

        The performance measures selected by the Committee applicable to the payment of cash bonuses for 2006 include both corporate performance components and an individual performance component. The corporate performance components for the executive officers with corporate responsibilities, i.e., Messrs. Boneparth, Card and Dansky, are budgeted net income and operating cash flow. Complementary financial targets for the Company's accessories, footwear and retail businesses will be established for Ms. Brown by Mr. Boneparth, subject to approval by the Committee. No bonuses will be paid if actual results for the 2006 fiscal year are more than 10% below the budgeted financial targets. The Committee defined guidelines for how actual awards will vary above and below the targeted amounts depending upon the corporate or financial components and individual performance objectives. Maximum cash bonus awards for 2006 are set at 125% of the target amounts for achievement of 110% or more of the target.

        Vesting restrictions as to restricted stock granted to the Executive Officers on March 6, 2006 lapse as to all of the shares on the second business day immediately following the Company's public announcement of its fourth quarter financial results for the year 2008, provided that the Company achieves certain net income and operating cash flow targets, in each case subject to adjustment by the Committee in its discretion to exclude the effects of certain items or events. The vesting formula allows for 50% of such shares to vest when 100% of the net income target is met, and 50% of such shares to vest when 100% of the operating cash flow target is met; in each case, the shares will not vest if less than 90% of the applicable targeted amount is achieved. For every 1% below the applicable target, the applicable number of vesting shares is reduced by 5%.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Efthimios P. Sotos Efthimios P. Sotos Chief Financial Officer

 Date: April 11, 2006

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